Exhibit 99.1

FOR IMMEDIATE RELEASE:

Western Digital Reaffirms its Commitment to Making Significant Investments in NAND Flash-

Memory Joint Ventures, including Fab 6 Equipment at the Yokkaichi Facility

SAN JOSE, Calif. — Aug. 3, 2017 — Western Digital Corp. (NASDAQ: WDC) today commented on its commitment to the success of the three NAND flash-memory joint ventures (‘the JVs”) that Western Digital’s SanDisk subsidiaries operate with Toshiba Corporation (“Toshiba”).

Western Digital stated:

Western Digital is steadfast in its commitment to the success of the JVs. We have been in constructive dialogue with Toshiba over several weeks to come to mutually acceptable terms around our planned investment in the JVs, specifically in production equipment to be used at the new fab currently under construction in Yokkaichi, Fab 6. Those discussions are ongoing.

The JV operations are governed by agreements entered into by both partners. The agreements set out a framework for any investment by the partners in NAND manufacturing capacity – such as the investment in equipment for Fab 6. The agreements give us priority to participate in joint investments in Fab 6 equipment through the JVs, and that is exactly what we intend to do.

Our Board of Directors has authorized investments for our share of initial Fab 6 equipment. We remain committed to making continued significant investments in Yokkaichi and the surrounding communities to support the JVs and preserve Yokkaichi as the world’s centerpiece of innovation in memory technology development and manufacturing.

The company also noted that, on Aug. 2, 2017, the California Court of Appeal First Appellate District denied Toshiba’s petition to stay the temporary restraining order (“TRO”) that had been granted in SanDisk’s favor by the Superior Court on July 11, 2017. After a full briefing on the matter, the California Court of Appeal denied Toshiba’s request to stay the TRO prohibiting Toshiba’s lockout. The Court’s

Western Digital Reaffirms its Commitment to Making Significant Investments in NAND Flash-Memory

Joint Ventures, including Fab 6 Equipment at the Yokkaichi Facility ruling dissolved the temporary stay of the TRO, which prohibits Toshiba from preventing certain employees from accessing shared databases and servers, and from refusing to ship certain engineering wafers and samples to Western Digital in Milpitas, California.

SanDisk is confident that it will succeed in its claims in arbitration in the ICC International Court of Arbitration.

About Western Digital

Western Digital is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The company addresses ever-changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST, SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This news release contains certain forward-looking statements, including statements concerning the JVs, SanDisk’s rights under the JV agreements, its actions to protect such rights and its commitment to the success of the JVs, and ongoing proceedings with respect to those rights. There are a number of risks and uncertainties that may cause these forward-looking statements to be inaccurate including, among others: uncertainties with respect to the company’s business ventures with Toshiba; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on May 8, 2017, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital Reaffirms its Commitment to Making Significant Investments in NAND Flash-Memory

Joint Ventures, including Fab 6 Equipment at the Yokkaichi Facility

Western Digital, WD and SanDisk are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. Other trademarks, registered trademarks, and/or service marks, indicated or otherwise, are the property of their respective owners. © 2017 Western Digital Corporation or its affiliates. All rights reserved.

Company Contacts:

United States

Media Contact:

Jim Pascoe

408.717.6999

jim.pascoe@wdc.com

Investor Contact:

Bob Blair

949.672.7834

robert.blair@wdc.com

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Jed Repko / Ed Trissel

415-869-3950 / 212-355-4449

wdcmedia@joelefrank.com

Japan

Media Contacts:

Emi Hatano

090-5765-9730

emi.hatano@sandisk.com

Ashton Consulting

John Sunley / Brendan Jennings

03 5425-7220 / 090-7416-0180 / 050 7576-6190

WDC_JapanPR@ashton.jp